Exhibit 99.B(g)(1)(e)

AMENDMENT AND JOINDER TO

THE MASTER GLOBAL CUSTODIAL SERVICES AGREEMENT

This Amendment and Joinder is made on March 1, 2019 (“Amendment”) by and between, severally and not jointly, (i) Victory Portfolios and Victory Portfolios II, each a Delaware Statutory Trust (each, a “Trust”) on behalf of each Fund listed underneath the name of that Trust, severally and not jointly (each a “Fund” and collectively, with each Trust, acting on behalf of such Funds, the “Client”), and (ii) Citibank, N.A., acting as global custodian through its offices located in New York (“Custodian”).

RECITALS

WHEREAS, reference is hereby made to that certain Master Global Custodial Services Agreement, dated as of August 19, 2015 (as amended, restated, supplemented or otherwise modified from time to time) (the “Custody Agreement”) by and between (i) the Custodian and (ii) Victory Portfolios, Victory Portfolios II, and the Funds in the then-listed Funds Appendix, (collectively, “Original Client”), together with any other entity who may become a party thereto from time to time pursuant to a separate joinder or amendment;

WHEREAS, Victory Portfolios and Victory Portfolios II wish to obtain custodial services for each respective New Fund from the Custodian under precisely the same terms and conditions as agreed to between the Original Client and the Custodian under the Custody Agreement; and

WHEREAS, (i) the Custodian and (ii) Victory Portfolios and Victory Portfolios II wish to terminate the Custody Agreement as it relates to each certain funds that have ceased operations and liquidated (“Liquidated Funds”) and to remove those Liquidated Funds from the Fund Appendix; and

WHEREAS, the parties wish to replace the existing Funds Appendix to reflect the addition of the New Funds and the removal of the Liquidated Funds.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1                      ADDITION OF VICTORY PORTFOLIOS FUNDS.

1.1                     The Custodian agrees to provide global custodial services to Victory Portfolios, on behalf of each respective New Fund, under and agrees, as of the date hereof, to be bound by the terms, conditions, and provisions of the Custody Agreement as if signed directly and separately between (i) the Custodian and (ii) Victory Portfolios, on behalf of each New Fund.

1.2                     The following funds are added to the Funds Appendix (attached hereto as Exhibit 1) under “Victory Portfolios” (each a “New Fund”):

Victory Harvest Premium Absolute Fund

Victory Harvest Premium Large Cap Equity Fund

Victory Harvest Premium Bond Fund

1.3                     Victory Portfolios, on behalf of each respective New Fund, (i) confirms that it has received a copy of the Custody Agreement, Amendment and Joinder dated August 19, 2015, Amendment and Joinder dated July 18, 2016, Amendment and Joinder dated August 24, 2016 and Amendment and Joinder dated February 27, 2017, (ii) agrees and confirms that, by its execution of this Amendment, each shall (a) be automatically deemed to be a party to the Custody Agreement, separate and independent from the Original Client or any other entity who becomes a party pursuant to any other joinder or amendment and (b) have all of the rights and obligations of a Client thereunder as if it had executed the Custody Agreement as the Original Client, and (iii) ratifies as of the date hereof, and agrees to be bound by, all of the terms, provisions, and conditions contained in the Custody Agreement applicable to it to the same effect as if it was an original party thereto.

1.4                     For the sake of clarity, Victory Portfolios, on behalf of each respective New Fund, and the Custodian each hereby makes the representations and warranties required by such party contained in Section 9 of the Custody Agreement as of the date of this Amendment and as if such representations and warranties were applicable to it.

2                      ADDITION OF VICTORY PORTFOLIOS II FUNDS.

2.1                     The Custodian agrees to provide global custodial services to Victory Portfolios II, on behalf of each respective New Fund, under and agrees, as of the date hereof, to be bound by the terms, conditions, and provisions of the Custody Agreement as if signed directly and separately between (i) the Custodian and (ii) Victory Portfolios II, on behalf of each New Fund.

2.2                     The following funds are added to the Funds Appendix under “Victory Portfolios II” (each also a “New Fund”):

VictoryShares USAA MSCI USA Value Momentum ETF

VictoryShares USAA MSCI USA Small Cap Value Momentum ETF

VictoryShares USAA MSCI International Value Momentum ETF

VictoryShares USAA MSCI Emerging Markets Value Momentum ETF

VictoryShares USAA Core Short-Term Bond ETF

VictoryShares USAA Core Intermediate-Term Bond ETF

2.3                     Victory Portfolios II, on behalf of each respective New Fund, (i) confirms that it has received a copy of the Custody Agreement, Amendment and Joinder dated August 19, 2015, Amendment and Joinder dated July 18, 2016, Amendment and Joinder dated August 24, 2016 and Amendment and Joinder dated February 27, 2017, (ii) agrees and confirms that, by its execution of this Amendment, each shall (a) be automatically deemed to be a party to the Custody Agreement, separate and independent from the Original Client or any other entity who becomes a party pursuant to any other joinder or amendment and (b) have all of the rights and obligations of a Client thereunder as if it had executed the Custody Agreement as the Original Client, and (iii) ratifies as of the date hereof, and agrees to be bound by, all of the terms, provisions, and conditions contained in the Custody Agreement applicable to it to the same effect as if it was an original party thereto.

2.4                     For the sake of clarity, Victory Portfolios II, on behalf of each respective New Fund, and the Custodian each hereby makes the representations and warranties required by such party contained in Section 9 of the Custody Agreement as of the date of this Amendment and as if such representations and warranties were applicable to it.

3                      TERMINATION OF CUSTODY AGREEMENT FOR CERTAIN VICTORY PORTFOLIOS FUNDS.

3.1                     Victory Portfolios, on behalf of certain Liquidated Funds, and the Custodian hereby agree that the Custody Agreement is terminated as it relates to each Liquidated Fund.

3.2                     The following funds (each, a “Liquidated Fund”), previously listed under “Victory Portfolios” on the fund Appendix are hereby removed from the Fund Appendix:

Victory Ohio Municipal Bond Fund

Victory National Municipal Bond Fund

Victory Select Fund

Victory Closed Fund Class Action

Victory Newbridge Global Equity Fund

Victory Expedition Emerging Markets Small Cap Fund

Victory Sophus China Fund

3.3                     For the sake of clarity, nothing in this Clause 3 shall affect the Custody Agreement between the Custodian and (i) Victory Portfolios, on behalf of any other Fund listed under “Victory Portfolios” on the Fund Appendix or (ii) any other entity or portfolio identified as a “Client” in the Custody Agreement (or under any related Custodial Services Election Agreement or Joinder Agreement) and the Custody Agreement shall continue in full force and effect as between the Custodian and Victory Portfolios, on behalf of each Fund not identified as a Liquidated Fund.

3.4                     The Custodian and Victory Portfolios, on behalf of each Liquidated Fund, agree to (i) waive the sixty (60) day notice of termination required under Clause 19 of the Custody Agreement and (ii) terminate the Custody Agreement with respect to the Liquidated Funds on the date of this Amendment.

4                      TERMINATION OF CUSTODY AGREEMENT FOR CERTAIN VICTORY PORTFOLIOS II FUNDS.

4.1                     Victory Portfolios II, on behalf of certain Liquidated Funds, and the Custodian hereby agree that the Custody Agreement is terminated as it relates to each Liquidated Fund.

4.2                     The following funds (each, also a “Liquidated Fund”), previously listed under “Victory Portfolios II” on the fund Appendix are hereby removed from the Fund Appendix:

Victory CEMP Global High Dividend Defensive Fund

Victory CEMP Alternative Strategies Fund

Victory CEMP US 500 Volatility Wtd Index Fund

Victory CEMP US Small Cap Volatility Wtd Index Fund

Victory CEMP International Volatility Wtd Index Fund

Victory CEMP International Enhanced Volatility Wtd Index Fund

Victory CEMP Commodity Enhanced Volatility Wtd Index Strategy Fund

Victory CEMP Commodity Volatility Wtd Index Strategy Fund

Victory CEMP Long/Short Strategy Fund

Victory CEMP US EQ Income Enhanced Volatility Wtd Index Fund

4.3                     For the sake of clarity, nothing in this Clause 4 shall affect the Custody Agreement between the Custodian and (i) Victory Portfolios II, on behalf of any other Fund listed under “Victory Portfolios II” on the Fund Appendix or (ii) any other entity or portfolio identified as a “Client” in the Custody Agreement (or under any related Custodial Services Election Agreement or Joinder Agreement) and the Custody Agreement shall continue in full force and effect as between the Custodian and Victory Portfolios II, on behalf of each Fund not identified as a Liquidated Fund.

4.4                     The Custodian and Victory Portfolios II, on behalf of each Liquidated Fund, agree to (i) waive the sixty (60) day notice of termination required under Clause 19 of the Custody Agreement and (ii) terminate the Custody Agreement with respect to the Liquidated Funds on the date of this Amendment.

5                      NEW FUNDS APPENDIX.  The Funds Appendix is deleted and replaced in its entirety with the Funds Appendix attached hereto as Exhibit 1.

6                      MISCELLANEOUS.

6.1                     This Amendment and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the jurisdiction of the State of New York.

6.2                     This Amendment supplements and amends the Custody Agreement.  The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Custody Agreement or any provisions of the Custody Agreement that directly cover or indirectly bear upon matters covered under this Amendment.

6.3                     This Amendment and the Custody Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and the Custody Agreement.

6.4                     Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

6.5                     This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

6.6                     In the event the Custody Agreement is terminated between the Custodian and a Client under the Custody Agreement, the Custody Agreement as in effect between the Custodian and the remaining Clients shall continue in full force and effect unless and until either party hereto terminates such agreement in accordance with the terms therein.

6.7                     The terms “Victory Portfolios”, “Victory Portfolios II”, “Victory Variable Insurance Funds” and “Victory Institutional Funds” refer to the trusts created under the Trust Instruments and Amended and Restated Agreement and Declaration of Trust, as amended, as applicable, to which reference is hereby made and copies of which are on file at the office of the Secretary of State of the State of Delaware, such reference being inclusive of any and all amendments thereto so filed or hereafter filed.  The obligations of Victory Portfolios, Victory Portfolios II, Victory Variable Insurance Funds and Victory Institutional Funds entered into in the name or on behalf thereof by any of their Trustees, representatives or agents are not made individually, but in such capacities and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust.  All persons dealing with a Trust or a Fund must look solely to the assets of that Trust or that Fund severally, and not jointly, for the enforcement of any claims against a Trust or Fund.  The Custody Agreement is made by Victory Portfolios, Victory Portfolios II, Victory Variable Insurance Funds and Victory Institutional Funds each on behalf of their Funds listed on the Funds Appendix, severally and not jointly, and the assets of any one Fund or Trust shall not be used to offset the liabilities of any other Fund or Trust.

6.8                     The Custodian shall at all times provide its services in a manner materially consistent with each Fund’s current registration statement, on condition that the Custodian receives such registration statement and any amendments prior to filing with the Securities and Exchange Commission, and the applicable services have been mutually agreed to by the Custodian and the Client on behalf of each Fund, as applicable.

*               *               *

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

CITIBANK, N.A.		VICTORY PORTFOLIOS ACTING FOR AND ON BEHALF OF EACH FUND, SEVERALLY AND NOT JOINTLY

By:	/s/ Jay Martin	By:	/s/ Chris Dyer

Name:	Jay Martin		Name: Chris Dyer

Title: Vice President			Title: President

VICTORY PORTFOLIOS II ACTING FOR AND ON BEHALF OF EACH FUND, SEVERALLY AND NOT JOINTLY

By:	/s/ Chris Dyer

Name: Chris Dyer

Title: President

Exhibit 1

Funds Appendix

Dated March 1, 2019

A.Victory Portfolios

1.	Victory Sycamore Established Value Fund	23.	Victory High Income Municipal Bond Fund
2.	Victory Diversified Stock Fund	24.	Victory High Yield Fund
3.	Victory Strategic Allocation Fund	25.	Victory INCORE Investment Quality Bond Fund
4.	Victory NewBridge Large Cap Growth Fund	26.	Victory INCORE Low Duration Bond Fund
5.	Victory Sycamore Small Company Opportunity Fund	27.	Victory RS Global Fund
6.	Victory Special Value Fund	28.	Victory RS Growth Fund
7.	Victory INCORE Fund for Income	29.	Victory RS International Fund
8.	Victory INCORE Investment Grade Convertible Fund	30.	Victory RS Investors Fund
9.	Victory Integrity Discovery Fund	31.	Victory RS Large Cap Alpha Fund
10.	Victory Integrity Mid-Cap Value Fund	32.	Victory RS Mid Cap Growth Fund
11.	Victory Integrity Small/Mid-Cap Value Fund	33.	Victory RS Partners Fund
12.	Victory Integrity Small-Cap Value Fund	34.	Victory RS Science and Technology Fund
13.	Victory Munder Multi-Cap Fund	35.	Victory RS Select Growth Fund
14.	Victory S&P 500 Index Fund	36.	Victory RS Small Cap Equity Fund
15.	Victory Munder Mid-Cap Core Growth Fund	37.	Victory RS Small Cap Growth Fund
16.	Victory INCORE Total Return Bond Fund	38.	Victory RS Value Fund
17.	Victory Munder Small Cap Growth Fund	39.	Victory Sophus Emerging Markets Fund
18.	Victory Trivalent International Fund—Core Equity	40.	Victory Sophus Emerging Markets Small Cap Fund
19.	Victory Trivalent International Small-Cap Fund	41.	Victory Strategic Income Fund
20.	Victory Trivalent Emerging Markets Small-Cap Fund	42.	Victory Tax-Exempt Fund
21.	Victory Floating Rate Fund	43.	Victory Harvest Premium Absolute Fund
22.	Victory Global Natural Resources Fund	44.	Victory Harvest Premium Large Cap Equity Fund
		45.	Victory Harvest Premium Bond Fund

B. Victory Portfolios II		C. Victory Variable Insurance Funds

1.	Victory US 500 Enhanced Volatility Wtd Index Fund	1.	Victory Variable Insurance Diversified Stock Fund
2.	Victory Market Neutral Income Fund	2.	Victory High Yield VIP Series
3.	VictoryShares US 500 Volatility Wtd ETF	3.	Victory INCORE Investment Quality Bond VIP Series
4.	VictoryShares US 500 Enhanced Volatility Wtd ETF	4.	Victory INCORE Low Duration Bond VIP Series
5.	VictoryShares US EQ Income Enhanced Volatility Wtd ETF	5.	Victory RS International VIP Series
6.	VictoryShares US Discovery Enhanced Volatility Wtd ETF	6.	Victory RS Large Cap Alpha VIP Series
7.	VictoryShares Developed Enhanced Volatility Wtd ETF	7.	Victory RS Small Cap Growth Equity VIP Series
8.	VictoryShares US Small Cap Volatility Wtd ETF	8.	Victory S&P 500 Index VIP Series
9.	VictoryShares International Volatility Wtd ETF	9.	Victory Sophus Emerging Markets VIP Series
10.	VictoryShares Emerging Market Volatility Wtd ETF
11.	VictoryShares US High Dividend Volatility Wtd ETF	D. Victory Institutional Funds
12.	VictoryShares US Small Cap High Div Volatility Wtd ETF
13.	VictoryShares International High Div Volatility Wtd ETF	1.	Victory Institutional Diversified Stock Fund
14.	VictoryShares Emerging Market High Div Volatility Wtd ETF
15.	VictoryShares US Multi-Factor Minimum Volatility ETF
16.	VictoryShares Global Multi-Factor Minimum Volatility ETF
17.	VictoryShares International Multi-Factor Minimum Volatility ETF
18.	VictoryShares Dividend Accelerator ETF
19.	VictoryShares Quality Growth ETF
20.	VictoryShares Quality Value ETF
21.	VictoryShares USAA MSCI USA Value Momentum ETF
22.	VictoryShares USAA MSCI USA Small Cap Value Momentum ETF
23.	VictoryShares USAA MSCI International Value Momentum ETF
24.	VictoryShares USAA MSCI Emerging Markets Value Momentum ETF
25.	VictoryShares USAA Core Short-Term Bond ETF
26.	VictoryShares USAA Core Intermediate-Term Bond ETF